Exhibit 99.1

Press Release – For Immediate Release

April 20, 2007

Penns Woods Bancorp, Inc. Reports First Quarter 2007 Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported net income for the three months ended March 31, 2007 of $2,281,000 compared to $2,455,000 for the same period of 2006.  Basic and dilutive earnings per share for the three months ended March 31, 2007 were $0.59 as compared to $0.62 basic and dilutive for the three months ended March 31, 2006.  Return on average assets and return on average equity were 1.56% and 12.13% for the three months ended March 31, 2007 as compared to 1.72% and 13.24% for the corresponding period of 2006.

Net income from core operations (“operating earnings”), which excludes net security gains, amounted to $2,066,000 for the three months ended March 31, 2007 as compared to operating earnings of $2,086,000 for the same period of 2006.  Operating earnings provided $0.53 per share basic and dilutive for each of the three month periods ended March 31, 2007 and 2006, respectively.  Comparatively, earnings in 2007 have been impacted by a decline in the net interest margin, increased operating costs due in part to the opening of our Montoursville branch in August 2006, and by operational growth that occurred through out 2006.

The net interest margin for the three months ended March 31, 2007 was 3.95% compared to 4.08% for the corresponding period of 2006.  The decrease in the net interest margin was due to the cost of interest bearing liabilities increasing at approximately one and a half times the rate of the increase in the yield on earning assets.   The increase in the cost of interest bearing liabilities was driven primarily by the Federal Open Market Committee rate increases during 2006 totaling 100 basis points (“bp”), which led to the cost of time deposits and short-term borrowings increasing 98 bp and 84 bp, respectively, for the three months ended March 31, 2007 as compared to the same period of 2006.

“2007 is emerging as another challenging year due to the continued flat to inverted yield curve, continued margin compression, and increased competition ranging from banks to brokerage houses.  As is our philosophy, we will tackle each challenge head on while following the Penns Woods way of doing business, great customer service and continued strong credit quality.   Customer service will be improved during the month of May at our Main Street, Jersey Shore branch as the drive-thru is expanded, retooled, and a drive-up ATM is added to the site.  Our strategic decision to not compromise our credit standards in order to increase loans outstanding has led to nonperforming loans to total loans of 0.28% at March 31, 2007 and net loan charge-offs to average loans of 0.03% for the three month period.  Due to the low level of nonperforming loans and charge-offs we were able to reduce our provision for loan losses to $40,000 for the three months ended March 31, 2007 as compared to $198,000 for the same period of 2006.  We have also utilized short-term certificates of deposit and brokered deposits to provide the funding necessary to reduce the amount of short-term borrowings on the balance sheet.  In addition we continue to utilize our asset liability tools to maintain and enhance the yield on earning assets and to limit the effect of rate pressures on the cost of interest-bearing liabilities.  This has led to a small realignment in the investment portfolio, replacement of long-term borrowings during the first quarter, and the acquisition of approximately $20 million in local government entity funds during the month of April.  In addition, the time deposits acquired during 2006 as part of the Montoursville branch grand opening and the Atherton Street, State College, branch one year anniversary are now beginning to mature and we expect them to  roll to a lower interest rate,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.

Total assets increased $7,194,000 to $586,591,000 at March 31, 2007 as compared to March 31, 2006.  Continued emphasis on originating quality loans has led to net growth in the loan portfolio of $11,195,000, or 3.3%, since March 31, 2006.  The majority of the loan growth has occurred in the commercial real estate portion of the portfolio.  The available for sale investment portfolio was strategically reduced $3,362,000 as the cash flow from the portfolio assisted in meeting the funding needs of new higher yielding commercial loans.  Total deposits increased 4.8% to $384,849,000 at March 31, 2007 as compared to March 31, 2006, as relationship based deposit products introduced in 2006 gained footing, short-term certificates of deposit were gathered, and brokered deposits were utilized.  The funding generated by the deposit gathering initiatives were utilized to assist in funding the loan portfolio and resulted in total borrowings decreasing $9,721,000 from March 31, 2006 to March 31, 2007.

Shareholders’ equity increased $367,000 to $74,182,000 at March 31, 2007 as net income outpaced dividends paid, accumulated comprehensive income decreased $359,000, and $1,977,000 in treasury stock was strategically purchased as part of the previously announced stock buyback plan.  The decrease in accumulated comprehensive income is the result of an increase in market value, or net unrealized gains, of the investment portfolio at March 31, 2007 as compared to March 31, 2006, offset by the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan.  The current level of shareholders’ equity equates to a book value per share of $19.06 at March 31, 2007 as compared to $18.73 at March 31, 2006 and equity to asset ratio of 12.65% at March 31, 2007.  During the three months ended March

31, 2007 cash dividends of $0.44 per share were paid to shareholders.  The dividends represented a 5% increase or $0.02 per share over the dividends paid during the comparable period of 2006.

“We remain committed to building shareholder value by providing a healthy dividend yield in excess of four percent and by conducting stock repurchases on the open market.  The dividend paid during 2007 not only represented a 5% increase over 2006, but also met our continued objective to provide a cash dividend resulting in a return exceeding four percent.  During the first three months of 2007 we purchased 10,030 shares on the open market as part of our stock repurchase program.  The strength of our earnings has allowed us to continue and maintain these programs,” commented Mr. Walko.  The range of closing prices for Penns Woods Bancorp, Inc. stock was between $35.00 and $37.75 during the three months ended March 31, 2007.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2007	2006	% Change

ASSETS
Noninterest-bearing balances	$13,237	$14,858	-10.9%
Interest-bearing deposits in other financial institutions	18	24	-25.0%
Total cash and cash equivalents	13,255	14,882	-10.9%

Investment securities, available for sale, at fair value	184,063	187,425	-1.8%
Investment securities held to maturity (fair value of $287 and $284)	284	280	1.4%
Loans held for sale	2,996	2,925	2.4%
Loans	357,574	346,012	3.3%
Less: Allowance for loan losses	4,201	3,834	9.6%
Loans, net	353,373	342,178	3.3%
Premises and equipment, net	6,742	6,531	3.2%
Accrued interest receivable	2,832	2,610	8.5%
Bank-owned life insurance	11,786	10,806	9.1%
Investment in limited partnerships	4,808	4,960	-3.1%
Goodwill	3,032	3,032	0.0%
Other assets	3,420	3,768	-9.2%
TOTAL ASSETS	$586,591	$579,397	1.2%

LIABILITIES
Interest-bearing deposits	$313,921	$293,317	7.0%
Noninterest-bearing deposits	70,928	74,035	-4.2%
Total deposits	384,849	367,352	4.8%

Short-term borrowings	41,173	49,394	-16.6%
Long-term borrowings, Federal Home Loan Bank (FHLB)	81,378	82,878	-1.8%
Accrued interest payable	1,372	1,096	25.2%
Other liabilities	3,637	4,862	-25.2%
TOTAL LIABILITIES	512,409	505,582	1.4%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,004,516 and 4,002,159 shares issued	33,371	33,351	0.1%
Additional paid-in capital	17,832	17,772	0.3%
Retained earnings	26,350	23,727	11.1%
Accumulated other comprehensive income (loss):
Net unrealized gain on available-for-sale securities	1,486	1,266	17.4%
Defined benefit plan	(579)	—	n/a
Less: Treasury stock at cost, 112,802 and 60,372 shares	(4,278)	(2,301)	85.9%
TOTAL SHAREHOLDERS’ EQUITY	74,182	73,815	0.5%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$586,591	$579,397	1.2%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
(In Thousands, Except Per Share Data)	2007	2006	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	6,423	$5,809	10.6%
Investment Securities:
Taxable	823	923	-10.8%
Tax-exempt	1,111	989	12.3%
Dividend and other interest income	322	301	7.0%
TOTAL INTEREST AND DIVIDEND INCOME	8,679	8,022	8.2%

INTEREST EXPENSE:
Deposits	2,512	1,837	36.7%
Short-term borrowings	505	406	24.4%
Long-term borrowings, FHLB	922	946	-2.5%
TOTAL INTEREST EXPENSE	3,939	3,189	23.5%

NET INTEREST INCOME	4,740	4,833	-1.9%

PROVISION FOR LOAN LOSSES	40	198	-79.8%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,700	4,635	1.4%

NON-INTEREST INCOME:
Deposit service charges	541	590	-8.3%
Securities gains, net	326	559	-41.7%
Bank-owned life insurance	115	88	30.7%
Gain on sale of loans	138	150	-8.0%
Insurance commissions	438	560	-21.8%
Other	416	390	6.7%
TOTAL NON-INTEREST INCOME	1,974	2,337	-15.5%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,281	2,232	2.2%
Occupancy, net	331	243	36.2%
Furniture and equipment	286	297	-3.7%
Pennsylvania shares tax	161	145	11.0%
Other	1,069	1,034	3.4%
TOTAL NON-INTEREST EXPENSE	4,128	3,951	4.5%

INCOME BEFORE INCOME TAX PROVISION	2,546	3,021	-15.7%
INCOME TAX PROVISION	265	566	-53.2%
NET INCOME	2,281	$2,455	-7.1%

EARNINGS PER SHARE - BASIC	$0.59	$0.62	-4.8%

EARNINGS PER SHARE - DILUTED	$0.59	$0.62	-4.8%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,897,480	3,961,287	-1.6%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,897,818	3,961,772	-1.6%

DIVIDENDS PER SHARE	$0.44	$0.42	4.8%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	March 31, 2007			March 31, 2006
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,266	$127	6.23%	$8,163	$127	6.31%
All other loans	352,599	6,339	7.29%	334,985	5,725	6.93%
Total loans	360,865	6,466	7.27%	343,148	5,852	6.92%

Taxable securities	82,572	1,144	5.54%	97,648	1,223	5.01%
Tax-exempt securities	102,786	1,683	6.55%	91,150	1,498	6.58%
Total securities	185,358	2,827	6.10%	188,798	2,721	5.77%

Interest bearing deposits	21	1	19.31%	12	1	33.80%

Total interest-earning assets	546,244	9,294	6.87%	531,958	8,574	6.51%

Other assets	39,842			37,564

TOTAL ASSETS	$586,086			$569,522

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$58,997	105	0.72%	$62,715	120	0.78%
Super Now deposits	44,847	149	1.35%	48,163	150	1.26%
Money Market deposits	23,562	125	2.15%	25,124	115	1.86%
Time deposits	185,761	2,133	4.66%	159,994	1,452	3.68%
Total Deposits	313,167	2,512	3.25%	295,996	1,837	2.52%

Short-term borrowings	42,283	505	4.84%	41,152	406	4.00%
Long-term borrowings	80,722	922	4.63%	84,336	946	4.55%
Total borrowings	123,005	1,427	4.70%	125,488	1,352	4.37%

Total interest-bearing liabilities	436,172	3,939	3.66%	421,484	3,189	3.07%

Demand deposits	68,222			68,447
Other liabilities	6,459			5,416
Shareholders’ equity	75,233			74,175

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$586,086			$569,522
Interest rate spread			3.21%			3.44%
Net interest income/margin		$5,355	3.95%		$5,385	4.08%

	For the Three Months Ended
	March 31,
	2007	2006

Total interest income	$8,679	$8,022
Total interest expense	3,939	3,189

Net interest income	4,740	4,833
Tax equivalent adjustment	615	552

Net interest income (fully taxable equivalent)	$5,355	$5,385

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Operating Data

Net income	$2,281	$2,294	$2,464	$2,434	$2,455
Net interest income	4,740	4,944	4,840	4,926	4,833
Provision for loan losses	40	150	89	198	198
Net security gains	326	294	561	265	559
Non-interest income, excluding net security gains	1,648	1,795	1,826	1,951	1,778
Non-interest expense	4,128	4,186	4,114	4,078	3,951

Performance Statistics

Net interest margin	3.95%	3.97%	4.00%	4.12%	4.08%
Annualized return on average assets	1.56%	1.56%	1.70%	1.70%	1.72%
Annualized return on average equity	12.13%	12.18%	13.41%	13.34%	13.24%
Annualized net loan charge-offs to avg loans	0.03%	0.01%	0.04%	0.04%	0.05%
Net charge-offs (recoveries)	24	10	39	37	43
Efficiency ratio	64.6	62.1	61.7	59.3	59.8

Per Share Data

Basic earnings per share	$0.59	$0.59	$0.62	$0.62	$0.62
Diluted earnings per share	0.59	0.59	0.62	0.62	0.62
Dividend declared per share	0.44	0.44	0.44	0.43	0.42
Book value	19.06	19.12	19.08	18.22	18.73
Common stock price:
High	37.75	38.59	38.48	39.50	38.75
Low	35.00	36.20	37.02	36.50	37.75
Close	35.50	37.80	38.20	38.48	37.95
Weighted average common shares:
Basic	3,897	3,909	3,927	3,939	3,961
Fully Diluted	3,898	3,910	3,928	3,940	3,962
End-of-period common shares:
Issued	4,005	4,004	4,002	4,002	4,002
Treasury	113	103	86	70	60

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Financial Condition Data:
General
Total assets	$586,591	$592,285	$586,752	$576,305	$579,397
Loans, net	353,373	356,199	352,511	342,574	342,178
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	384,849	395,191	401,722	376,603	367,352
Noninterest-bearing	70,928	73,160	69,412	73,969	74,035

Savings	60,496	59,289	61,977	63,739	64,260
NOW	48,427	46,156	46,508	48,739	50,957
Money Market	24,124	23,137	22,120	23,712	24,658
Time Deposits	180,874	193,449	201,705	166,444	153,442
Total interest-bearing deposits	313,921	322,031	332,310	302,634	293,317

Core deposits*	203,975	201,742	200,017	210,159	213,910
Shareholders’ equity	74,182	74,594	74,725	71,632	73,815

Asset Quality

Non-performing assets	$1,019	$489	$771	$983	$766
Non-performing assets to total assets	0.17%	0.08%	0.13%	0.17%	0.13%
Allowance for loan losses	4,201	4,185	4,045	3,995	3,834
Allowance for loan losses to total loans	1.17%	1.16%	1.13%	1.15%	1.11%
Allowance for loan losses to non-performing loans	412.27%	855.83%	524.64%	406.41%	500.52%
Non-performing loans to total loans	0.28%	0.14%	0.22%	0.28%	0.22%

Capitalization

Shareholders’ equity to total assets	12.65%	12.59%	12.74%	12.43%	12.74%

* Core deposits are defined as total deposits less time deposits